Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of 5E Advanced Materials, Inc. of our report dated September 9, 2024 relating to the financial statements which appear in 5E Advanced Materials, Inc.’s Annual Report on Form 10-K for the year ended June 30, 2024. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Denver, Colorado

March 18, 2025